UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

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WD-40 COMPANY

(Name of Registrant as Specified In Its Charter)

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WD-40 COMPANY

1061 Cudahy Place

San Diego, California 92110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The 2005 Annual Meeting of Stockholders will be held at the Mission Valley Hilton Hotel, 901 Camino del Rio South, San Diego, California 92108, on Tuesday, December 13, 2005, at 2:00 p.m. for the following purposes:

1.	To elect a Board of Directors for the ensuing year and until their successors are elected and qualified;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year 2006; and

3.	To consider and act upon such other business as may properly come before the meeting.

Only the stockholders of record at the close of business on October 17, 2005 are entitled to vote at the meeting.

By Order of the Board of Directors

Maria M. Mitchell

Secretary

San Diego, California

November 15, 2005

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of WD-40 Company for use at its Annual Meeting of Stockholders to be held on December 13, 2005, and at any postponements or adjournments thereof. This Proxy Statement and enclosed form of Proxy are first sent to stockholders on or about November 15, 2005.

At the meeting, the stockholders of WD-40 Company will vote to elect the Board of Directors for the ensuing year and to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants. Detailed information concerning these matters is set forth below. Management knows of no other business to come before the meeting.

The close of business on October 17, 2005 is the record date for stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders of WD-40 Company. On October 17, 2005, WD-40 Company had outstanding 16,688,362 shares of $.001 par value common stock. Stockholders of record entitled to vote at the meeting will have one vote for each share so held on the matters to be voted upon. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.

If the enclosed form of Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. Except as described herein with respect to broker non-votes, if no specification is made, the shares will be voted by the proxy holder as set forth on the Proxy. A Proxy may be revoked by attendance at the meeting or by filing a Proxy bearing a later date with the Secretary of the Company.

The cost of soliciting proxies will be borne by the Company. Solicitations other than by mail may be made by telephone or in person by employees of the Company for which the expense will be nominal.

PRINCIPAL SECURITY HOLDERS

The following table sets forth information concerning those persons known to the Company to be the beneficial owners of more than 5% of the common stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership October 17, 2005	Percent of Class
Capital Research and Management Company 333 South Hope Street, 55th Floor Los Angeles, CA 90071	1,674,550[1]	10.0%

Lord Abbett & Co LLC 90 Hudson St., 11th Floor Jersey City, NJ 07302	1,004,286[2]	6.0%

Mario L. Crivello San Diego, California	917,380[3]	5.5%

(1)	On February 9, 2005, Capital Research and Management Company (“CRMC”), an institutional investment adviser, Capital Income Builder, Inc. (“CIB”), an investment company, and SMALLCAP World Fund, Inc. (SWF), an investment company, filed a joint statement on Form 13G/A with the Securities and Exchange Commission to report beneficial ownership of the Company’s common stock as of December 31, 2004. At that time, CRMC had sole investment power and no voting power over all 2,123,550 shares reported, CIB had sole voting power and no investment power over 1,076,650 shares, and SWF had sole voting power and no investment power over 1,020,900 shares. CRMC has disclaimed beneficial ownership pursuant to Rule 13d-4 under the Securities Exchange Act of 1934. As of June 30, 2005 CRMC filed a report on Form 13F with the Securities and Exchange Commission to report beneficial ownership of 1,674,550 shares. A current breakdown of the investment company holdings is not provided in the Form 13F report. Beneficial ownership information as of October 17, 2005 is unavailable.
(2)	As of June 30, 2005, Lord Abbett & Co. LLC (LAC), an institutional investment adviser, filed a report on Form 13F with the Securities and Exchange Commission to report beneficial ownership of 1,004,286 shares. Investment power and voting power information with respect to these shares is unavailable. Beneficial ownership information as of October 17, 2005 is unavailable.
(3)	Mr. Crivello has sole voting and investment power over 793,904 shares held in trust for the benefit of others. He also has sole voting and investment power over 14,780 shares held as custodian for others and 100,196 shares held directly. Mr. Crivello also has the right to acquire 8,500 shares upon exercise of stock options.

ITEM NO. 1

NOMINEES FOR ELECTION AS DIRECTORS

AND SECURITY OWNERSHIP OF MANAGEMENT

Unless marked to the contrary, the Proxies received will be voted for the election of the ten nominees named below to serve as Directors until the next Annual Meeting of Stockholders and until their successors are elected or appointed. In the event any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, any proxy granted to vote for such Director will be voted for a nominee designated by the present Board of Directors to fill such vacancy.

The nominees for election to the Board of Directors who receive a plurality the votes cast for the election of Directors by the shares present, in person or by proxy, shall be elected as Directors. Holders of common stock are not entitled to cumulate their votes in the election of Directors. Withheld votes and broker non-votes (which are treated as “withheld” votes) are not counted as votes in favor of any nominee. Since the nominees receiving the most votes will be elected as Directors, withheld votes and broker non-votes will have no effect upon the outcome of the election.

Article III, Section 2 of the Bylaws of the Company, approved by stockholders on December 14, 1999, provides that the authorized number of Directors of the Company shall be not less than nine nor more than twelve until changed by amendment of the Certificate of Incorporation or by a bylaw duly adopted by the stockholders. The exact number of Directors is to be fixed from time to time by a bylaw or amendment thereof duly adopted by the stockholders or by the Board of Directors. Gerald C. Schleif will retire from the Board of Directors as of the date of the annual meeting of stockholders. The number of directors was fixed at ten effective upon the expiration of Mr. Schleif’s term of office by resolution of the Board of Directors adopted on November 3, 2005.

Director Independence

The Board of Directors has determined that each director nominee other than Garry O. Ridge is an independent director as defined in Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market, Inc.

Security Ownership of Directors and Executive Officers

The following table sets forth certain information, including beneficial ownership of the Company’s common stock, for the ten nominees, for the executive officers named in the Summary Compensation Table on Page 10, and for all Directors and executive officers as a group.

Director Nominee	Age	Principal Occupation	Director Since	Amount and Nature of Beneficial Ownership October 17, 2005[1]
				Number	Percent of Class
John C. Adams, Jr.	57	Investor; Retired Chairman and CEO, AutoZone, Inc.	2001	12,127[2]	*
Giles H. Bateman	60	Investor	2003	7,233[3]	*
Peter D. Bewley	59	Investor, Retired General Counsel, The Clorox Company	2005	3,274[4]	*
Richard A. Collato	62	President & CEO, YMCA of San Diego County	2003	8,265[3]	*
Mario L. Crivello	65	Investor	1994	917,380[2,5]	5.5%
Linda A. Lang	47	Chairman & CEO, Jack in the Box, Inc.	2004	5,935[6]
Gary L. Luick	65	Consultant	2000	10,058[2]	*
Kenneth E. Olson	69	Investor; Former Chairman and CEO, Proxima Corporation	2000	13,476[2]	*
Garry O. Ridge	49	President and CEO, WD-40 Company	1997	161,081[7]	*
Neal E. Schmale	59	Chairman of the Board, WD-40 Company; Executive Vice President and CFO, Sempra Energy	2001	12,127[2]	*

*	Less than one (1) percent.
(1)	All shares owned directly unless otherwise indicated.
(2)	Mr. Adams, Mr. Crivello, Mr. Luick, Mr. Olson and Mr. Schmale each have the right to acquire 8,500 shares upon exercise of stock options.
(3)	Mr. Bateman and Mr. Collato each have the right to acquire 6,500 shares upon the exercise of stock options.
(4)	Mr. Bewley has the right to acquire 2,500 shares upon the exercise of stock options.
(5)	Mr. Crivello has sole voting and investment power over 793,904 shares held in trust for the benefit of others. He also has sole voting and investment power over 14,780 shares held as custodian for others and 100,196 shares held directly.
(6)	Ms. Lang has the right to acquire 4,500 shares upon the exercise of stock options.
(7)	Mr. Ridge has the right to acquire 150,180 shares upon exercise of stock options. Mr. Ridge has voting and investment power over 941 shares held under the Company’s 401(k) plan.

Executive Officer	Age	Principal Occupation	Director Since	Amount and Nature of Beneficial Ownership October 17, 2005[1]
				Number	Percent of Class
Michael L. Freeman	51	Division President, the Americas, WD-40 Company	N/A	83,472[2]	*
Michael J. Irwin	42	Executive Vice President, Chief Financial Officer and Treasurer, WD-40 Company	N/A	74,019[3]	*
Graham P. Milner	50	Executive Vice President, Global Development, Chief Branding Officer, WD-40 Company	N/A	81,978[4]	*
William B. Noble	46	Managing Director Europe, WD-40 Company Ltd. (U.K.)	N/A	57,400[5]	*
All Directors and Executive Officers as a Group				1,528,425[6]	8.9%

*	Less than one (1) percent.
(1)	All shares owned directly unless otherwise indicated.
(2)	Mr. Freeman has the right to acquire 75,400 shares upon exercise of stock options. Mr. Freeman has voting and investment power over 1,722 shares held under the Company’s 401(k) plan.
(3)	Mr. Irwin has the right to acquire 68,964 shares upon exercise of stock options. Mr. Irwin has voting and investment power over 655 shares held under the Company’s 401(k) plan.
(4)	Mr. Milner has the right to acquire 73,620 shares upon exercise of stock options. Mr. Milner has voting and investment power over 1,294 shares held under the Company’s 401(k) plan.
(5)	Mr. Noble has the right to acquire 56,200 shares upon exercise of stock options.
(6)	Total includes the rights of directors and executive officers to acquire 546,464 shares upon exercise of stock options and 4,611 shares held by executive officers under the Company’s 401(k) plan.

Nominees for Election as Directors

John C. Adams, Jr. was elected to the Board of Directors in 2001. Mr. Adams served as President and Chief Executive Officer of AutoZone, Inc. from 1996 until 1998, then serving as Chairman and Chief Executive Officer until his retirement in 2001. He previously served as President of the Miami division of Malone & Hyde, Inc., AutoZone’s former parent company from 1984 until 1990. Mr. Adams was an owner of Nicotiana Enterprises, Inc., a food distribution company, from 1990 until 1995.

Giles H. Bateman was elected to the Board of Directors in 2003. Mr. Bateman was a co-founder and Chief Financial Officer of Price Club from 1976 until 1991. Mr. Bateman served as director and chairman of CompUSA, Inc. from 1994 until 2000. Mr. Bateman is currently the Entrepreneur in residence at San Diego State University. Mr. Bateman is a director of Tuesday Morning, Inc.

Peter D. Bewley was appointed to the Board of Directors on June 28, 2005. Mr. Bewley was the Senior Vice President — General Counsel and Secretary of The Clorox Company from 1998 to 2005.

Richard A. Collato was elected to the Board of Directors in 2003. Mr. Collato is President & CEO of the YMCA of San Diego County. Mr. Collato is a director of Sempra Energy.

Mario L. Crivello was elected to the Board of Directors in 1994. Mr. Crivello is retired, having been the managing owner and master of Tuna Purse Seiners.

Linda A. Lang was elected to the Board of Directors in 2004. Ms. Lang has served as director, President and Chief Operating Officer of Jack in the Box, Inc. since 2003. Ms. Lang was elected Chairman of the Board & Chief

Executive Officer of Jack in the Box, Inc. as of October 2, 2005. Over the past 16 years, Ms. Lang has held the offices of Executive Vice President, Senior Vice President Marketing, Vice President and Regional Vice President, Southern California Region, Vice President Marketing and Vice President of Products, Promotions and Consumer Research at Jack in the Box, Inc.

Gary L. Luick was elected to the Board of Directors in 2000. Mr. Luick was the President and CEO of Clickgarden, Inc., an internet software company, from 2000 to 2001. He retired in 1988 from Allied Signal as Director — Corporate Development. From 1989 through 1996 he served as President and CEO of GTI Corp., a networking products company, and he was President and CEO of Coded Communications, a wireless networking company, from 1997 to 1998.

Kenneth E. Olson was elected to the Board of Directors in 2000. Mr. Olson served as Chairman and CEO of Proxima Corporation, a digital imaging products company, from 1990 to 1998. He is a director of Avanir Pharmaceuticals and Digirad Corporation.

Garry O. Ridge joined WD-40 Company in 1987 as Managing Director, WD-40 Company (Australia) Pty. Limited and he was responsible for Company operations throughout the Pacific and Asia. Mr. Ridge transferred to the corporate office in 1994 as Director International Operations and was elected Vice President — International in 1995. He was elected to the position of Executive Vice President/Chief Operating Officer in 1996 and he was named President and Chief Executive Officer in 1997. He was also elected to the Board of Directors in 1997. Prior to joining WD-40 Company Mr. Ridge was Managing Director of Mermax Pacific Pty. Ltd. and held a number of senior management positions with Hawker Pacific Pty. Ltd. (a Hawker Siddeley PLC Group Company) which was a licensee for WD-40 until 1988.

Neal E. Schmale was elected to the Board of Directors in 2001. Mr. Schmale was named Chairman of the Board in 2004. Mr. Schmale has served as Executive Vice President and CFO of Sempra Energy since 1998. Previously, he was CFO and a director of Unocal Corporation from 1994 to 1997 and president of its Petroleum Products and Chemicals division from 1992 until 1994. Mr. Schmale is a director of Sempra Energy and Murphy Oil Corporation.

Board of Directors Meetings, Compensation and Committees

The Board of Directors is charged by the shareholders with managing the business affairs and exercising the corporate power of the Company. The Board of Directors relies on the following standing committees to assist in carrying out the Board of Directors’ responsibilities: the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Finance Committee. With the exception of the Finance Committee which was established by the Board of Directors on June 28, 2005, each of the committees has a written charter approved by the Board of Directors and such charters are available on WD-40 Company’s Investor Relations web site at www.wd40.com under the “Officers & Directors” section. There were four scheduled meetings of the Board of Directors during the last fiscal year. All directors serving for the full fiscal year attended at least 75 percent of the aggregate of the total number of meetings of the Board and of all committees on which the director served.

Board of Directors Compensation

Each non-employee director receives an annual fee of $27,000 for services provided from the date of the Company’s annual meeting to the next annual meeting. The annual fee is payable in March. The Chairman of the Board receives an additional annual fee of $12,000. Non-employee directors receive additional cash compensation for service on committees. The Chairman of the Audit Committee receives $14,000 and each other member of the Audit Committee receives $7,000. Each Chairman of the Compensation Committee, the Corporate Governance Committee and the Finance Committee receives $6,250 and each other member of those committees receives $3,750. Non-employee directors also receive non-qualified stock options to purchase 2,500 shares of the Company’s common stock. The options are to be granted on the date of the Company’s annual meeting pursuant to the Company’s 1990 Incentive Stock Option Plan, immediately exercisable with a termination date ten years from the grant date. The exercise price for options granted to the directors is equal to the closing price of the Company’s shares as of the day of the annual meeting.

The Company maintains a Non-Employee Director Restricted Stock Plan providing for the issuance of shares of restricted common stock of the Company to each non-employee member of the Board of Directors. Shares are issued in lieu of cash compensation according to an election to be made by the director prior to November 30th of the year prior to the year of service. A director who holds shares of the Company having a value of at least $50,000 may elect to receive the entire annual director’s fee in cash. Otherwise, directors receive restricted stock in lieu of $5,500 of cash compensation and they may elect to receive restricted stock in lieu of the balance of their annual fee in increments of $5,500 up to the amount of $22,000 or in lieu of the entire amount of the annual fee of $27,000. The restricted shares are to be issued in accordance with a director’s election as soon as practicable after the first day of March. The number of shares to be issued is equal to the amount of compensation to be paid in shares divided by 90% of the closing price of the Company’s shares as of the first business day of March.

Restricted shares issued to a director do not become vested for resale for a period of five years or until the director’s retirement from the Board following the director’s 65th birthday. Unless a director has reached age 65, the shares are subject to forfeiture if, during the five year vesting period, the director resigns from service as a director.

Stockholder Communications with Board of Directors

Stockholders may send communications to the Board of Directors by submitting a letter addressed to: WD-40 Company, Corporate Secretary, 1061 Cudahy Place, San Diego, CA 92110

The Board of Directors has instructed the Corporate Secretary to forward such communications to the chairman of the Board of Directors. The Board of Directors has also instructed the Corporate Secretary to review such correspondence and, at the Corporate Secretary’s discretion, to not forward correspondence which is deemed of a commercial or frivolous nature or inappropriate for Board of Director consideration. The Corporate Secretary may also forward the stockholder communication within the Company to another department to facilitate an appropriate response.

Committees

Director	Audit	Compensation	Governance	Finance
John C. Adams, Jr.		Chairman	✓
Giles H. Bateman	Chairman			✓
Peter D. Bewley			✓	✓
Richard A. Collato	✓	✓
Mario L. Crivello		✓
Linda A. Lang		✓		Chairman
Gary L. Luick	✓	✓
Kenneth E. Olson	✓		Chairman
Garry O. Ridge
Gerald C. Schleif
Neal E. Schmale			✓
Number of Meetings Held in Fiscal Year 2005	7	5	4	0

Corporate Governance Committee

The Corporate Governance Committee is comprised of Kenneth E. Olson (Chairman), John C. Adams, Jr., Peter D. Bewley and Neal E. Schmale. The Corporate Governance Committee also functions as the Company’s nominating committee and is comprised exclusively of independent directors as defined in Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market, Inc. (the “Nasdaq Rules”). The Corporate Governance Committee met four times during the last fiscal year.

The Corporate Governance Committee acts in conjunction with the Board of Directors to ensure that a regular evaluation is conducted of succession plans, performance, independence, and of the qualifications and integrity of the Board of Directors. The Corporate Governance Committee also reviews the applicable skills and characteristics required of nominees for election as directors. The objective is to balance the composition of the Board of Directors to achieve a combination of individuals of different backgrounds and experiences. In evaluating the suitability of nominees, the Corporate Governance Committee takes into account many factors, including the following: whether the candidate is currently or has recently been an executive officer at a publicly traded company; whether the candidate has substantial background in matters related to the Company’s products or markets, in particular, supply chain management, information technology and marketing; and whether the candidate has substantial international business experience, a substantial financial background or is serving as a director at one or more publicly traded companies.

In determining whether to recommend a director for re-election, the Corporate Governance Committee considers the director’s past attendance at meetings, results of annual evaluations and the director’s participation in and anticipated future contributions to the Board of Directors. A director who will have reached the age of 72 prior to the date of the next annual meeting of stockholders will not be recommended for re-election at that meeting.

The Corporate Governance Committee reviews new Board of Director nominees through a series of internal discussions, reviewing available information, and interviewing selected candidates. Generally, candidates for nomination to the Board of Directors have been suggested by directors or employees. Peter D. Bewley, the Company’s newest director, was initially suggested as a candidate by an independent director. The Company does not currently employ a search firm or third party in connection with seeking or evaluating candidates.

The Corporate Governance Committee will consider director candidates recommended by security holders under the same criteria as other candidates described above. Nominations may be submitted by letter addressed to: WD-40 Company Corporate Governance Committee, Corporate Secretary, 1061 Cudahy Place, San Diego, CA 92110.

Compensation Committee

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of John C. Adams, Jr. (Chairman), Mario L. Crivello, Richard A. Collato, Linda A. Lang and Gary L. Luick all of whom are independent directors as defined under the Nasdaq Rules. The Compensation Committee met five times during the last fiscal year.

The function of the Compensation Committee is to provide guidance to the Board of Directors and oversight for all executive compensation and benefit programs. The Committee provides recommendations for base salary and incentive compensation awards for the CEO and executive officers. The Compensation Committee also serves as the Stock Option Committee with authority to grant options and administer the Company’s Incentive Stock Option Plan. The Compensation Committee Report on Executive Compensation appears on page 14 below.

Audit Committee

The Audit Committee is comprised of Giles H. Bateman (Chairman), Gary L. Luick, Kenneth E. Olson, and Richard A. Collato. Seven meetings were held during the last fiscal year to review quarterly financial reports, to consider the annual audit and other audit services and to review the audit with the independent auditors after its completion. The Board of Directors has determined that Mr. Bateman is an “audit committee financial expert” as defined by regulations adopted by the Securities and Exchange Commission. Mr. Bateman and each of the other members of the Audit Committee is an independent director as defined in the Nasdaq Rules. The Audit Committee also has responsibility for the selection, appointment and oversight of independent accountants for the Company.

The full responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is attached hereto as Appendix A. The Audit Committee Charter was most recently revised and approved by the Board of Directors on March 31, 2005. A separate report of the Audit Committee is set forth below.

AUDIT COMMITTEE REPORT

Each year the Board of Directors appoints an Audit Committee to review the Company’s financial matters. Each member of the Audit Committee meets the independence requirements set by the Nasdaq Stock Market. The responsibilities of the Audit Committee include the selection and appointment of a public accounting firm to be hired as the Company’s independent accountants. The Audit Committee is also responsible for recommending to the Board that the Company’s financial statements be included in its annual report on Form 10-K. The Audit Committee has taken the following steps in making its recommendation that the Company’s financial statements be included in its annual report on Form 10-K:

1.	The Audit Committee discussed with PricewaterhouseCoopers LLP, the Company’s independent accountants for fiscal year ended August 31, 2005, those matters required to be discussed by Statement on Auditing Standards No. 61, including information concerning the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

2.	The Audit Committee discussed with PricewaterhouseCoopers LLP its independence and received from PricewaterhouseCoopers LLP a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence.

3.	The Audit Committee reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP, the Company’s audited consolidated balance sheet at August 31, 2005, and consolidated statements of income, cash flows and stockholders’ equity for the fiscal year ended August 31, 2005.

Based on the reviews and discussions explained above, the Audit Committee recommended to the Board that the Company’s financial statements be included in its annual report on Form 10-K for its fiscal year ended August 31, 2005. PricewaterhouseCoopers LLP has been selected to serve as the Company’s independent auditors for the fiscal year ending August 31, 2006.

Giles H. Bateman (Chairman)

Richard A. Collato

Gary L. Luick

Kenneth E. Olson

Finance Committee

The Finance Committee was established by the Board of Directors on June 28, 2005. The Finance Committee is comprised of Linda A. Lang (Chairman), Giles H. Bateman and Peter D. Bewley. No formal meetings of the Finance Committee were held during the last fiscal year. The Finance Committee is appointed by the Board for the primary purpose of assisting the Board in overseeing financial matters of importance to the company, including matters relating to acquisitions, investment policy, capital structure, and dividend policy. The Finance Committee will also review the Company’s annual and long-term financial strategies and objectives.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s stock, to file with the Securities Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company during the last fiscal year and written representations that no other reports were required, all Section 16(a) requirements were complied with by all persons required to report with respect to the Company’s stock during the last fiscal year.

EXECUTIVE COMPENSATION

The following table shows information for the three (3) fiscal years ended August 31, 2005 concerning the Company’s Chief Executive Officer (“CEO”) and the four most highly compensated executive officers other than the CEO.

Summary Compensation Table1

Name and Principal Position	Fiscal Year Ended Aug. 31	Annual Compensation		Long Term Compensation Awards	All Other Compensation[2]
		Salary ($)	Bonus ($)	Stock Options (#)	($)
Garry O. Ridge	2005	$484,000	$93,000	12,000	$34,700[3]
President and Chief	2004	484,000	0	30,000	33,900
Executive Officer	2003	440,000	242,000	30,000	33,300

Michael J. Irwin	2005	$239,000	$27,500	9,000	$34,700[3]
Executive Vice President and Chief	2004	234,400	0	10,000	33,900
Financial Officer	2003	215,000	71,000	10,000	33,300

Graham P. Milner	2005	$216,200	$16,000	8,000	$34,700[3]
Executive Vice President,	2004	212,000	0	10,000	33,900
Global Development and Chief	2003	200,000	67,000	10,000	33,300
Branding Officer

Michael L. Freeman	2005	$228,900	$16,000	5,000	$34,700[3]
Division President,	2004	228,900	0	10,000	33,900
the Americas	2003	210,000	62,000	10,000	33,300

William B. Noble[4]	2005	$288,700	$29,700	10,000	$58,000
Managing Director Europe	2004	269,900	94,200	10,000	54,200
WD-40 Company (UK) Ltd.	2003	223,700	59,100	10,000	42,700

(1)	No information for Other Annual Compensation, Restricted Stock Awards or Long Term Incentive Payouts has been provided because there was no such reportable compensation awarded to, earned by or paid to the individuals named. All compensation amounts have been rounded to the nearest $100.
(2)	All other Compensation includes employer contributions to the Company’s qualified retirement plans.
(3)	Includes $31,200 in contributions to the Company’s Profit Sharing/401(k) Plan and $3,500 in matching contributions to the Company’s Profit Sharing/401(k) plan.
(4)	Mr. Noble is employed by the Company’s UK subsidiary. Compensation amounts have been converted to U.S. Dollars at average annual exchange rates for each year.

Stock Options

The following table sets forth stock options granted pursuant to the Restated WD-40 Company 1990 Incentive Stock Option Plan during the last fiscal year to each of the Company’s executive officers named in the Summary Compensation Table above.

Option Grants in Last Fiscal Year

Name	Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year 2005[1]	Exercise Price ($/sh)	Expiration Date	Grant Date Value[2]
Garry O. Ridge[3]	12,000	4.76%	$27.67	10/19/2014	$85,200
Michael J. Irwin[4]	9,000	3.57%	$27.67	10/19/2014	$63,900
Graham P. Milner[5]	8,000	3.17%	$27.67	10/19/2014	$56,800
Michael L. Freeman[6]	5,000	1.98%	$27.67	10/19/2014	$35,500
William B. Noble[7]	10,000	3.97%	$27.67	10/19/2014	$71,000

The options may be exercised for cash or in lieu of cash, an option holder may tender shares of the Company’s common stock previously held by the option holder. In permitting the exchange of stock upon exercise of options, the 1990 Incentive Stock Option Plan restricts the exercise of options with previously owned stock to shares held for a minimum of six months.

(1)	The total number of options granted to employees in fiscal year 2005 was 252,050.
(2)	The Grant Date Value of $7.10 per share has been determined as of October 19, 2004 using the Black-Scholes Option Valuation model. The following assumptions were used in determining the value: (i) a dividend yield of 2.89%; (ii) expected volatility of 0.4146; (iii) a three-year risk-free interest rate of 2.84%; and (iv) an expected option term/life of three years.
(3)	Mr. Ridge’s options are non-qualified stock options with 4,080 shares exercisable on October 19, 2005; 3,960 shares exercisable on October 19, 2006; and 3,960 shares exercisable on October 19, 2007.
(4)	Mr. Irwin’s options are non-qualified stock options with 3,060 shares exercisable October 19, 2005; 2,970 shares exercisable October 19, 2006; and 2,970 shares exercisable October 19, 2007.
(5)	Mr. Milner’s options are non-qualified stock options with 2,720 shares exercisable October 19, 2005; 2,640 shares exercisable October 19, 2006; and 2,640 shares exercisable October 19, 2007.
(6)	Mr. Freeman’s options are non-qualified stock options with 1,700 shares exercisable October 19, 2005; 1,650 shares exercisable October 19, 2006; and 1,650 shares exercisable October 19, 2007.
(7)	Mr. Noble’s options are non-qualified stock options with 3,400 shares exercisable October 19, 2005; 3,300 shares exercisable October 19, 2006; and 3,300 shares exercisable October 19, 2007.

The following table sets forth the number of shares acquired on exercise of stock options in the Company’s last fiscal year, the aggregate dollar value realized on exercise of such options and the number and dollar value of unexercised options as of August 31, 2005 for the Company’s executive officers named in the Summary Compensation Table above.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year End Option Values

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Unexercised Options at August 31, 2005 (#)[1]		Value of Unexercised In-The-Money Options at August 31, 2005[2]
			Exercisable	Unexercisable	Exercisable	Unexercisable
Garry O. Ridge	10,000	$120,000	126,300	41,700	$615,528	$26,712
Michael J. Irwin	0	$0	54,123	18,900	$328,181	$14,754
Graham P. Milner	5,000	$34,563	59,300	17,900	$315,602	$13,584
Michael L. Freeman	1,000	$7,645	67,100	14,900	$367,278	$10,074
William B. Noble	0	$0	46,100	19,900	$222,516	$15,924

(1)	All historical option grant information has been adjusted to account for the 2 for 1 stock split on July 11, 1997.
(2)	The value of Unexercised In-the-Money Options at August 31, 2005 was determined based on the difference between the exercise price for such options and the closing price of $28.84 for the Company’s shares as reported by the Nasdaq Stock Market on August 31, 2005.

Supplemental Death and Retirement Benefit Plans

The Company maintains Supplemental Death Benefit Plans for certain key employees. Under the Death Benefit Plan agreements, a participating employee’s designated beneficiary or the employee’s estate will receive a death benefit equal to the employee’s then current base salary in the event of death prior to retirement from the Company. No death benefit is payable if retirement benefits become due upon the employee’s retirement under the Retirement Benefit Plan agreement.

The Company also maintains Supplemental Retirement Benefit Plans for certain key employees. Under the Retirement Benefit Plan agreements, participating employees will receive retirement benefits in the event of the participant’s retirement on or after a designated retirement date. The annual retirement benefit for participating employees will be equal to twenty-five percent (25%) of the employee’s then current base salary, payable in quarterly installments over a period of fifteen years.

All benefits under the plans will be subject to payroll taxes and required withholding for state and federal income taxes as deferred compensation. The benefits are funded by key man life insurance policies purchased and owned by the Company. The Board of Directors determines which key employees will participate in the plans and the amount of benefits payable for each participant. Non-employee directors do not participate in the plans.

Based upon current (2006) base salaries, the death benefits and annual retirement benefits to be provided under the plans to the executive officers named in the Summary Compensation Table above are set forth below. The retirement benefit will not be payable unless the executive officer retires with the Company on or after reaching the specified retirement age. In such event, the actual amount of the annual benefit will be dependent upon the executive’s then current annual salary.

Name	Death Benefit	Annual Retirement Benefit	Retirement Age
Garry O. Ridge	$510,000	$127,500	65
Michael J. Irwin	$251,000	$62,800	65
Graham P. Milner	$227,100	$56,800	65
Michael L. Freeman	$242,600	$60,700	65
William B. Noble	—	$75,800	65

Employment Agreements

The Company has entered into employment agreements with Mr. Ridge, Mr. Irwin, Mr. Milner, Mr. Freeman and Mr. Noble for three year terms. Mr. Ridge’s contract term ends on August 1, 2008 and each of the other officers have contracts for terms ending July 9, 2007. Each employment contract is subject to renewal for an additional three year term unless otherwise provided by the Board of Directors. Mr. Ridge’s contract provides for an annual base salary of not less than $275,000. The contracts for Mr. Irwin, Mr. Milner, Mr. Freeman and Mr. Noble provide for minimum annual base salaries of $180,000, $174,000, $165,000 and 120,000 British Pounds, respectively. Each contract provides for review of the executive’s base salary at least annually, to be increased at the discretion of the Board of Directors upon evaluation of factors including job performance, Company profitability and the general rate of inflation. Each of the officers will receive such incentive bonuses as may be awarded from time to time by the Board of Directors based upon the Company’s annually established bonus formula. In the event of a termination of employment without cause following a change of control of the Company (defined as the acquisition by tender offer, or other means of change of ownership, of 15% of the outstanding shares of the Company by a single entity, group or person), each executive officer would be entitled to receive an amount equal to three times their average annual gross salary, including bonuses, for the five years immediately prior to such termination of employment. In no event will the payments exceed the limitations of Internal Revenue Code Section 280G(d)(2) which limit the deductibility of certain payments to executives upon changes in control. In the event of the termination of Mr. Ridge’s employment without cause, he will receive severance in an amount equal to one year’s salary, payable in twelve monthly installments, together with any incentive compensation according to the Company’s annually established bonus formula, prorated for the portion of the Company’s fiscal year up to the date of such termination of employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation philosophy of the Company is to be competitive in the marketplace to attract, retain, and motivate a highly qualified workforce. The Company uses compensation surveys, conducted by independent consultants, to provide data to support the development of competitive compensation plans that reinforce this philosophy. The Compensation Committee of the Board of Directors (the “Committee”) recommends to the Board of Directors compensation for the CEO and executive officers. The Committee also serves as the Stock Option Committee under the Company’s 1990 Incentive Stock Option Plan. In evaluating the performance of the CEO and executive officers, the Committee measures the year’s results against the specific goals set forth in the annual business plan. In addition to financial performance, the Committee considers factors important to the Company such as individual leadership, promotion of a strong corporate culture, demonstrated business ethics and the attainment of individual goals for the year.

The Committee is responsible for setting and administering the policies that govern executive compensation and the stock ownership programs for employees of the Company. The members of the Committee are John C. Adams, Jr. (Chairman), Mario L. Crivello, Richard A. Collato, Linda A. Lang and Gary L. Luick.

Compensation of the CEO and the CEO’s recommendations for the executive officers are reviewed annually by the Committee. The CEO’s compensation and compensation changes proposed for the executive officers are evaluated on an individual basis by the Committee and recommended to the Board of Directors for final consideration and approval. As management responsibilities increase, a greater portion of compensation is driven by financial performance measures.

There are four primary components in the Company’s executive compensation program:

i.	Base Salary

ii.	Performance Incentive

iii.	Pension and Profit Sharing

iv.	Long-term Stock Options

Base Salary

Base salaries for the CEO and executive officers are established at the beginning of each fiscal year. Detailed position descriptions, scope and complexity of the position as well as external market factors are used to determine base salary levels. Independent compensation surveys, including Watson Wyatt Data Services, Mercer and Capital Global are the basis for these comparables, and base salary levels are targeted at the 25–75th percentile for similar companies. The companies included in these surveys do not necessarily include any of the companies included in the Peer Group identified with reference to the Stock Performance Graph that follows this report. Salary changes are based on guidelines established for all employees using individual performance and comparable adjustments from midpoint levels for the various job classifications. The CEO’s base salary for fiscal year 2005 was $484,000. For fiscal year 2006 the CEO’s base salary will be $510,000.

Performance Incentive

The Performance Incentive is that portion of the annual compensation for each executive officer that is related to and contingent upon specific performance measures. Depending upon performance results, the Performance Incentive bonus can range from 0–100% of base salary for the CEO and from 0–60% of base salaries for other executive officers. For fiscal year 2005, the CEO received a Performance Incentive Bonus of $93,000.

Pension and Profit Sharing Plans

Since 1963 the Company has maintained tax qualified Pension and Profit Sharing Plans for the benefit of all full time employees, including executive officers. The Company’s present WD-40 Company Profit Sharing/401(k) Plan provides for mandatory employer contributions for participating employees equal to 10% of their covered compensation and permits discretionary employer contributions up to 5% of their covered compensation. The Plan also allows employees, with 401(k) tax treatment, to defer up to the allowable IRS limits for each calendar year and provides a matching contribution equal to one-half of such amounts deferred, up to a maximum of 3.3% of their covered compensation. In calendar year 2005, covered compensation includes all salary and bonus compensation up to $210,000 and the maximum amount permitted to be contributed to the Plan for an employee, including 401(k) deferrals and employer matching contributions, is $42,000. The Plan serves to provide Company employees with tax-advantaged retirement savings and to focus the attention of employees on profits and the effective use of assets. The Company’s contributions to the Plan may be invested by employees in a Company Stock Fund invested in shares of the Company’s common stock.

Long-Term Stock Options

The Company has employed stock options for many years as a means of providing long-term compensation to its key employees. Options are granted at the beginning of each fiscal year to executive officers and to other employees based upon the level of management responsibility. The Company’s Stock Option Plan has been established to:

a. Focus attention on corporate strategic business direction; and

b. Increase ownership and retention in the Company’s stock, thereby aligning the interests of the participant employees with those of the Company’s stockholders.

For fiscal year 2006, the Stock Option Committee granted options to purchase a total of 215,500 shares to 64 Company employees, including the CEO and executive officers who, as a group, received 60,000 of the total options granted. The options were granted on October 18, 2005 with an exercise price of $27.27 per share. The number of stock options granted to the executive officers and other employees have been determined in part on the basis of individual performance.

On October 18, 2005, the CEO received options to purchase 24,000 shares. Options granted in October 2004 to the CEO and other executive officers are set forth in the Stock Option Table included on page 11 above.

The Committee believes that the Company’s compensation program is consistent with its philosophy and goals for success.

John C. Adams, Jr. (Chairman)

Richard A. Collato

Mario L. Crivello

Linda A. Lang

Gary L. Luick

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Company’s Common Shares with the cumulative total return of a Peer Group of consumer product companies, the Standard & Poor’s 500 Composite Stock Index (“S & P 500”), the Standard & Poor’s Small Cap 600 Composite Stock Index (“S & P 600”) and the Russell 2000 Composite Stock Index (“Russell 2000”) for the five fiscal years ending August 31, 2005. The comparison assumes $100 invested on August 31, 2000 in the Company’s Common Shares and in each of the indices.

COMPARISON OF FIVE-YEAR CUMULATIVE RETURNS

WD-40 Company, a Peer Group and the S&P 500 Index, S & P Small Cap 600 Index, Russell 2000 Index

	Year ended August 31
	2000	2001	2002	2003	2004	2005
WD-40 Company	100.00	114.00	150.06	171.15	172.17	178.88
Peer Group	100.00	129.59	157.94	164.83	182.04	198.28
S & P 500	100.00	75.61	62.01	69.49	77.45	87.17
S & P Small Cap 600	100.00	100.54	90.96	111.61	128.19	162.15
Russell 2000	100.00	88.37	74.73	96.46	107.41	132.23

The Peer Group returns are based upon beginning-of-year market capitalization weighting of the cumulative returns for the following 11 consumer product companies: Alberto-Culver Co., Church & Dwight, Inc., Enesco Group, Inc., Kimball International, Lancaster Colony Corp., La-Z-Boy Chair Co., National Presto Industries, Inc., Oneida Ltd., RPM Inc.-Ohio, Scotts Company and Valspar Corp.

ITEM NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants for the Company to audit the consolidated financial statements of the Company for fiscal year 2005. Although ratification by stockholders is not required by law, the Audit Committee has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint new independent accountants at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee may reconsider its selection.

A majority of the votes of the common stock present or represented at the meeting is required for approval. Broker non-votes will be voted in favor of approval. PricewaterhouseCoopers LLP acted as the Company’s independent public accountants during the past fiscal year and, unless the Audit Committee appoints new independent accountants, PricewaterhouseCoopers LLP will continue to act in such capacity during the current fiscal year. It is anticipated that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting of Stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit products and services provided by the independent accountants. These products and services may include audit services, audit-related services, tax services, software and other products or services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The possible effect on the independence of the accountants is considered by the Audit Committee. There is no direct or indirect understanding or agreement that places a limit on current or future years’ audit fees.

Audit Fees

PricewaterhouseCoopers LLP has provided audit services to the Company for each of the past two fiscal years. Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provide by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. In 2005, audit fees also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for audit services performed for the Company for the past two fiscal years were $326,250 for the year ended August 31, 2004 and $561,626 for the year ended August 31, 2005.

Audit-Related Fees

Audit-related services consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for audit-related services performed for the Company for the past two fiscal years were $32,000 for the year ended August 31, 2004 and $0 for the year ended August 31, 2005.

Tax Fees

PricewaterhouseCoopers LLP has provided tax compliance, tax advice, and tax planning services to the Company for each of the past two fiscal years. The tax services provided to the Company by the auditors during each of the fiscal years ended August 31, 2004 and August 31, 2005 consisted of tax return preparation, tax payment-planning services, assistance with tax audits and appeals (to the extent permitted), and advice related to mergers and acquisitions (in the fiscal year ending August 31, 2004). The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for tax services performed for the Company for the past two fiscal years were $112,000 for the year ended August 31, 2004 and $163,964 for the year ended August 31, 2005.

All Other Fees

PricewaterhouseCoopers LLP provided access to online products and services for the fiscal year ending August 31, 2004 and August 31, 2005. All other fees to the Company by the auditors during the latest fiscal year consisted of access to online research reference materials. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for other services performed for the Company for the past two fiscal years were $3,000 for the year ended August 31, 2004 and $3,000 for the year ended August 31, 2005.

STOCKHOLDER PROPOSALS

Stockholder proposals must be received by the Company not later than July 18, 2006 to be included in the Proxy Statement and form of Proxy for the next annual meeting.

By Order of the Board of Directors

Maria M. Mitchell

Secretary

Dated: November 15, 2005

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE,

STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING

FORM OR FORMS OF PROXY IN THE ENCLOSED ENVELOPE.

APPENDIX A

AUDIT COMMITTEE CHARTER

WD-40 COMPANY

PURPOSE

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the stockholders and others, reviewing the systems of internal controls that management and the Board of Directors have established, selecting and reviewing the performance of independent auditors, and overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated herein. The Committee shall be given full and direct access to the Company’s Disclosure Committee, the Chairman of the Board, Company executives and the Company’s independent auditors as necessary to carry out these responsibilities. However, the Committee’s function is one of oversight only and shall not relieve the Company’s management of its responsibilities for preparing financial statements which accurately and fairly present the Company’s financial results and condition, or the responsibilities of the independent auditors relative to the audit or review of financial statements. Furthermore, the Committee shall not have responsibility to plan or conduct audits or otherwise determine that the Company’s financial statements are complete and accurately and fairly present the Company’s financial results and condition. Nor is the Committee required to certify the independence of the auditors or otherwise assure full compliance with laws and regulations by the Company with respect to its financial reporting obligations.

The independent auditors’ ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the stockholders. The Audit Committee has the authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors.

COMPOSITION OF THE AUDIT COMMITTEE

The Audit Committee shall be comprised of not less than three directors, each of whom will be independent as required by Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”), and the rules of the Nasdaq Stock Market, Inc. (“Nasdaq”). Each appointed Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities (an “audit committee financial expert”).

Appointments to the Committee, including the designation of the Chair of the Committee and the designation of any Committee members as “audit committee financial experts”, shall be made on an annual basis by the full Board upon recommendation of the Corporate Governance Committee. Members of the Audit Committee shall not serve on the audit committees of more than two public companies in addition to the Company’s Audit Committee without an express approval of the Board of Directors upon review of all relevant facts and circumstances and a determination that service on an additional audit committee will not impair the member’s ability to carry out the member’s responsibilities to the Company.

RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Audit Committee shall:

1. Review annually the Audit Committee Charter for adequacy and recommend any changes to the Board.

2. Review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles (“GAAP”).

3. Review the financial, investment and risk management policies followed by the Company in operating its business activities.

4. Review the Company’s annual audited financial statements, related disclosures, including the Managements Discussion and Analysis portion of the Company’s filings, and discuss with the independent auditors the matters required to be discussed by Auditing Standard No. 61, including (a) the quality as well as acceptability of the accounting principles applied in the financial statements, and (b) new or changed accounting policies; significant estimates, judgments, uncertainties or unusual transactions; and accounting policies relating to significant financial statement items.

5. Review any management letters or internal control reports prepared by the independent auditors or the Company’s internal accountants and responses to prior management letters, and review with the independent auditors the Company’s internal financial controls, including the budget, staffing and responsibilities of the Company’s Disclosure Committee.

6. Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided.

7. Be directly responsible for the appointment of, determination of the compensation for, retention of and oversight of the work of the independent auditors employed to conduct the audit (including resolution of disagreements between the independent auditors and management regarding financial reporting) or other audit, review or attest services. The independent auditors shall report directly to the Audit Committee.

8. Pre-approve all audit services and permissible non-audit services by the independent auditors, as set forth in Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC. The Committee may establish pre-approval policies and procedures, as permitted by Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC, for the engagement of independent auditors to render services to the Company, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that any pre-approvals delegated to one or more members of the Committee are reported to the Committee at its next scheduled meeting.

9. Review the hiring policies for any employees or former employees of the independent auditors by the Company.

10. Obtain on an annual basis a formal written statement from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, and review and discuss with the auditors all significant relationships the auditors have with the Company which may affect the auditors’ independence. The Audit Committee is responsible for ensuring the independence of the independent auditors.

11. For each of the first three fiscal quarters and at year end, at a Committee meeting, review with management the financial results and formal guidance which the Company may plan to offer, and review with the independent auditors the results of their review of the interim financial information and audit of the annual financial statements.

12. Review management’s analysis of any significant accounting issues, changes, estimates, judgments or unusual items relating to the financial statements and the selection, application and effects of critical accounting policies applied by the Company (including an analysis of the effect of alternative GAAP methods) and review with the independent auditors the reports on such subjects delivered pursuant to Section 10A(k) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

13. Following completion of the annual audit, review separately with the independent auditors, the Disclosure Committee and management any significant difficulties encountered during the course of the audit.

14. Engage and determine funding for such independent professional advisers and counsel as the Committee determines are appropriate to carry out its functions hereunder. The Company shall provide appropriate funding to the Committee, as determined by the Committee, for payment of (1) compensation to the independent auditors for services approved by the Committee, (2) compensation to any outside advisers retained by the Committee, and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

15. Report to the Board on a regular basis on the major events covered by the Audit Committee and make recommendations to the Board and management concerning these matters.

16. Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate, including but not limited to the Company’s legal and regulatory compliance.

17. Approve all related party transactions, as defined by applicable Nasdaq Rules, to which the Company is a party.

18. Establish procedures for:

(a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and

(b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

19. Publish the report of the Committee required by the rules promulgated by the SEC to be included in the Company’s annual proxy statement.

AUDIT COMMITTEE MEETINGS

The Committee will meet on a regular basis at least 4 times each year, and will hold special meetings as circumstances require. The timing of the meetings to be scheduled for an upcoming fiscal year shall be determined by the Audit Committee prior to the beginning of such fiscal year. A calendar of proposed meetings will be reviewed by the Audit Committee at the same time as the annual Audit Committee Charter review. The calendar shall include appropriate meetings to be held separately with representatives of the independent auditors, management and the Disclosure Committee, including a meeting to conduct the reviews required under paragraph 13 above. In addition, the Committee will meet at any time that the independent auditors believe communication to the Committee is required.

Adopted by the Board of Directors March 31, 2005

WD-4O Company

ATTN: MARIA MITCHELL 1061 CUDAHY PLACE SAN DIEGO, CA 92110 IMPORTANT NOTICE REGARDING DELIVERY

OF SECURITY HOLDER DOCUMENTS (HH) AUTO DATA PROCESSING INVESTOR COMM SERVICES

ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by WD-40 Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to WD-40 Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

123,456,789,012.00000

000000000000

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: WD4001

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

WD-40 COMPANY

Vote on Directors

1. Election of directors 02 0000000000

For Withhold For All All All Except 214853473207

To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

01) 02) 03) 04) 05) John C. Adams Jr. Giles H. Bateman Peter D. Bewley Richard A. Collato Mario L. Crivello

06) Linda A. Lang 07) Gary L. Luick 08) Kenneth E. Olson 09) Garry O. Ridge 10) Neal E. Schmale

Vote on Proposal

For Against Abstain

2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for fiscal year 2006.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated

Yes

Please indicate if you plan to attend this meeting HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household Date

Signature [PLEASE SIGN WITHIN BOX]

No P21861

AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717

Signature (Joint Owners) Date 123,456,789,012 929236107

WD-40 COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS December 13, 2005

The stockholder(s) hereby appoint(s) Neal E. Schmale and Maria Mitchell, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of WD-40 Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 p.m., Pacific Time on December 13, 2005 at the Mission Valley Hilton Hotel, 901 Camino Del Rio South, San Diego, CA 92108, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE